Exhibit 24.1

POWER OF ATTORNEY

KNOW ALL MEN BY THESE PRESENTS, that the individuals whose signatures appear below hereby constitute and appoint Nabanita Nag and Christopher Neikirk (with full power to each of them to act alone), his/her true and lawful attorneys-in-fact and agents for him/her and on his/her behalf and in his/her name, place and stead, in all cases with full power of substitution and resubstitution, in any hand and all capacities, to sign, execute and affix his/her seal to and file with the Securities and Exchange Commission (or any other governmental or regulatory authority) on behalf of Norfolk Southern Corporation a Form S-3 Automatic Shelf Registration Statement, and all amendments or supplements thereto, with all exhibits and any and all documents required to be filed with respect thereto, and grants to each of them full power and authority to do and to perform each and every act and thing requisite and necessary to be done in and about the premises in order to effectuate the same as fully and to all intents and purposes as he/she himself/herself might or could do if personally present, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, may lawfully do or cause to be done by virtue hereof.

IN WITNESS WHEREOF, each of the undersigned directors has hereunto set his/her hand, as of the date specified.

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Signature Page:

Please authorize your electronic consent below:

/s/ Thomas D. Bell, Jr.	/s/ Thomas C. Kelleher
Thomas D. Bell, Jr.	Thomas C. Kelleher
November 17, 2023	November 17, 2023

/s/ Mitchell E. Daniels, Jr.	/s/ Steven F. Leer
Mitchell E. Daniels, Jr.	Steven F. Leer
November 17, 2023	November 17, 2023

/s/ Philip S. Davidson	/s/ Michael D. Lockhart
Philip S. Davidson	Michael D. Lockhart
November 17, 2023	November 17, 2023

/s/ Francesca A. DeBiase	/s/ Amy E. Miles
Francesca A. DeBiase	Amy E. Miles
November 17, 2023	November 17, 2023

/s/ Marcela E. Donadio	/s/ Claude Mongeau
Marcela E. Donadio	Claude Mongeau
November 17, 2023	November 17, 2023

/s/ John C. Huffard, Jr.	/s/ Jennifer F. Scanlon
John C. Huffard, Jr.	Jennifer F. Scanlon
November 17, 2023	November 17, 2023

/s/ Christopher T. Jones	/s/ John R. Thompson
Christopher T. Jones	John R. Thompson
November 17, 2023	November 17, 2023